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                                                                   EXHIBIT 10.24

                 SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

        This Second Amendment to Loan and Security Agreement (this "Amendment") is entered into as of September 30, 1999, by and between Comerica Bank - California ("Bank") and General Automation, Inc. ("Borrower").

                                    RECITALS

A. Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 18,1997 (the "Loan Agreement"), as modified by that certain Modification to Loan and Security Agreement dated as of January 8, 1998 (the "First Modification"), and that certain modification to Loan & Security Agreement dated as of May 28, 1998 (the " Second Modification"), and that certain First Amendment to Loan and Security Agreement and Forbearance Agreement dated as of December 31, 1998 (the "First Amendment"), collectively, the "Loan Documents". Borrower and Bank desire to amend the terms of the Loan Documents in accordance with the terms of the Amendment.

B. As of the date hereof, there is due and owing under the Loan Documents the principal amount of TWO MILLION ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,150,000.00) together with accrued but unpaid interest, attorneys' fees and costs. Such amount, plus accruing interest and ongoing attorneys' fees and costs are hereinafter referred to as the "Existing Debt".

C. Borrower has requested that Bank amend the Loan Documents. Bank has agreed to amend the Loan Documents, subject to the terms and conditions as more particularly set forth below.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1. Recitals. The foregoing recitals of facts and understandings of the parties are incorporated herein.

        2. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Loan Documents.

        3. Acknowledgement of Liability. As of the date of this Amendment, Borrower owes Bank an amount equal to the Existing Debt. Borrower reaffirms all of its obligations under the Loan Documents and hereby forever waives and relinquishes any and all claims, offsets or defenses that Borrower may have with respect to the payment of sums due and the performance of other obligations under the Loan Documents. The security interests in the Collateral granted to Bank under the Loan Documents remain perfected, first priority liens.

        4. Amendments to Loan Documents. The Loan Documents are amended as follows:

           a. Section 6.6 (k) is deleted in its entirety and replaced with the following:

        "Incur any debts outside the ordinary course of Borrower's business except renewals or extensions of existing debts an interest thereon, and debt owing Pacific Mezzanine Fund, LP together with debt owing to Radisys CPD, Inc. and Boundless Technologies, Inc.;"

           b. Section 6.9 (a) is deleted in its entirety and replaced with the following:

        "Borrower will not make any distribution or declare or pay any dividend (in stock or in cash) to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, repurchase, or redeem or retire any such capital stock except under the terms and conditions as set forth under that certain Loan Agreement and related documents between

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        Borrower and Pacific Mezzanine Fund, LP together with the related documents between Borrower and Radisys CPD, Inc. or Boundless Technologies, Inc.;"

        4. Fees and Expenses. Borrower agrees to pay to Bank a fee equal to Five Thousand Dollars ($5,000.00), which fee shall be deemed to be fully earned, non-refundable and payable in full as of the date hereof (the "Amendment Fee"). In addition, as a condition to the effectiveness of the Amendment, Borrower shall pay to Bank all Bank expenses incurred in connection with the preparation and negotiation of this Amendment.

        5. Representations and Warranties. Borrower represents and warrants that all of the Representations and Warranties contained herein and in the Loan Documents are true and correct as of the date of this Amendment and that no Event of Default has occurred.

        6. Conditions Precedent. The effectiveness of this Amendment is subject to the following conditions precedent:

        a. Receipt of the following (each in form and substance satisfactory to Bank and its counsel):

               1. this Amendment, and such other agreements and instruments reasonably requested by Bank pursuant hereto (including such documents as are necessary to create and perfect Bank's security interest in the Collateral), each duly executed by Borrower.

               2. the Stock Pledge and Security Agreement duly executed by Borrower and Pacific Mezzanine Fund, LP.

               3. the Intellectual Property Security Agreement duly executed by Borrower.

               4. the Subordination Agreement by and between Pacific Mezzanine Fund, LP and Bank.

        b.     Receipt by Bank of the Amendment Fee.

        c. Payment by Borrower of all Bank expenses incurred in the preparation and negotiation of this Amendment; and,

        d. Receipt of such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

        7. Further Assurances. Borrower will take such other actions as Bank may reasonably request from time to time to perfect or continue Bank's security interests in Borrower's property, and to accomplish the objectives of this Amendment

        8. Counterparts. This Amendment may be signed in counterparts and all of such counterparts when properly executed by the appropriate parties thereto together shall serve as a fully executed document, binding upon the parties.

        9. Legal Effect. The Loan Documents remain in full force and effect. If any provision of this Amendment conflicts with applicable law, such provision shall be deemed severed from this Amendment, and the balance of the Amendment shall remain in full force and effect.

        10. WAIVER OF JURY. BANK AND BORROWER ACKNOWLEDGE AND AGREE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY OF ANY CLAIM OR CAUSE OF

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               ACTION BASED UPON, RELATED TO OR ARISING OUT OF THE TRANSACTIONS
               CONTEMPLATED BY THE LOAN DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZED AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AMENDMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        11. Assignment and Indemnity. Borrower consents to Bank's assignment of all or any part of Bank's rights under this Amendment and the Loan Documents. Borrower shall indemnify and defend and hold Bank and any assignee of Bank's interests harmless from any actions, costs, losses or expenses (including attorneys' fees( arising out of such assignment , this Amendment and the Loan Documents.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date written above.

                                                 GENERAL AUTOMATION, INC.

                                                 By: _________________________
                                                        Richard H. Nance
                                                        Chief Financial Officer

                                                 COMERICA BANK - CALIFORNIA

                                                 By:___________________________
                                                        Roland Tucker
                                                        Vice President